EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-59446, 33-59675 and 333-71069 on Form S-3 and Registration Statement Nos. 333-50953, 333-61615, 333-65367, 333-69115, 333-81759, 333-30150, 333-61938, 333-73350, 333-92228, and 333-129407 on Form S-8 of our reports dated February 28, 2008, relating to the consolidated financial statements and financial statement schedule of PerkinElmer, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN No. 48”) on January 1, 2007 and the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” and SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)” in 2006 and on the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of PerkinElmer, Inc. for the year ended December 30, 2007.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

February 28, 2008